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EXHIBIT 21.       PARENTS AND SUBSIDIARIES

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
                                                  Percentage           State of
Parent Company             Subsidiaries             Owned              Incorporation
--------------             ------------             -----              -------------

Eagle Bancshares, Inc.     Tucker Federal
                           Bank                                        Federally
                                                     100%              Chartered

                           Eagle Real Estate
                           Advisors, Inc.            100%              Georgia

Tucker Federal
Bank                       Eagle Service
                           Corporation               100%              Georgia

                           Eagle A.R.M.S.,
                           Inc.                      100%              Georgia

                           Prime Eagle
                           Mortgage
                           Corporation               100%              Georgia
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